EXHIBIT 99.1

For Immediate Release

January 10, 2020

Company Contact:

John D. Callan Jr.

Vice President & General Counsel

john.callan@broadstone.com

585.402.7879

Broadstone Net Lease, Inc. Announces Confidential Submission

of Draft Registration Statement for Proposed Initial Public Offering

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (“BNL”) today announced that it has confidentially submitted a draft registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) relating to the proposed initial public offering of its common stock. The number of shares to be offered and the price range for the proposed offering have not yet been determined. The initial public offering is expected to commence after the SEC completes its review process, subject to market conditions and other factors.

This press release is not intended to, and does not, constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). This press release is being issued in accordance with Rule 135 under the Securities Act.